EXHIBIT 23.1

                                                        LAKE & ASSOCIATES, CPA'S


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           ---------------------------------------------------------


We consent to the use, in the report on Form S-1 of ShopEye, Inc. (A Development Stage Company), of our report dated August 3, 2011 on our audit of the financial statements of ShopEye, Inc. (A Development Stage Company) as of May 31, 2011, and the related statement of operations, shareholders' equity and cash flows from inception on May 11, 2011 through May 31, 2011 and the reference to us under the caption "Experts."


/s/ Lake & Associates, CPA's LLC
Lake & Associates, CPA's LLC
Schaumburg, Illinois
October 3, 2011



1905 Wright Boulevard                              20283 State Road 7, Suite 300
Schaumburg, IL 60193                                   Boca Raton, Florida 33498

Phone: 847.524.0800                                          Phone: 866.982.9874
Fax: 847.524.1655                                              Fax: 561.982.7985